Exhibit 10.2

AMENDMENT TO SUBLEASE

THIS AMENDMENT TO SUBLEASE (this “Amendment”) is dated as of September 8, 2021 (the “Effective Date”) by and between Homology Medicines, Inc., a Delaware corporation (“Sublessor”), and Stoke Therapeutics, Inc., a Delaware corporation ("Subtenant"). Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Sublease.

RECITALS

A.Sublessor is the “Tenant” under that certain Lease Agreement, dated as of August 31, 2016 (the “Senior Lease”), pursuant to which ARE-MA Region No. 24, LLC, a Delaware limited liability company (“Landlord”), leases to Sublessor approximately 23,000 rentable square feet of space on the first floor of the building located at 45 Wiggins Avenue in the Town of Bedford, Commonwealth of Massachusetts (the “Building”), more particularly described therein (the “Master Premises”). Said Lease Agreement is referred to herein as the “Senior Lease.”

B.Sublessor and Subtenant are now parties to that certain Sublease, dated as of August 20, 2018 (the “Sublease”), pursuant to which Subtenant leases from Sublessor the “Premises” which constitute all of the Master Premises.

C.The term of the Master Lease is scheduled to expire on December 14, 2021 (the “Master Lease Expiration Date”) and the Term of the Sublease is scheduled to expire on November 30, 2021.

D.Contemporaneously with this Amendment, Sublessee is entering into a direct lease with Landlord (the “New Direct Lease”) covering the Master Premises and pursuant to which, among other things, Sublessee will continue to occupy the Master Premises following the Master Lease Expiration Date.

E.Sublessor and Subtenant desire to amend the Sublease to extend the Term of the Sublease through the Master Lease Expiration Date (the “New Expiration Date”), such that the Term of the Sublease is coterminous with the Master Lease Expiration Date.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Sublessor and Subtenant agree as follows:

1.Amendment of Term.  Section 1.1 of the Sublease shall be deleted in its entirety and replaced with the following:

“1.1 The term of this Sublease (the “Term”) shall commence on the date on which the Delivery Conditions (as hereinafter defined) have been met, which is estimated to occur on December 1, 2018 (the “Estimated Commencement Date”), and end on December 14, 2021 (the “Expiration Date”) unless sooner terminated in accordance with the provisions of this Sublease.”

2.Surrender.  Sublessor and Subtenant understand and acknowledge that Subtenant will continue to occupy the Premises following the expiration of the Sublease pursuant to the New Direct Lease. Sublessor and Subtenant therefore agree that the covenants contained in Section 11 of the Sublease shall not be applicable to the expiration of the Sublease on the New Expiration Date.

3.Ratification.  Except as expressly modified by this Amendment, the Sublease shall remain in full force and effect, and as further modified by this Amendment, is expressly ratified and confirmed by the parties hereto.  In the event of any conflict between the terms contained in this Amendment and the Sublease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the provisions of the Sublease regarding assignment and subletting.

4.Governing Law; Interpretation and Partial Invalidity.  This Amendment shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts.  If any term of this Amendment, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Amendment, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Amendment shall be valid and enforceable to the fullest extent permitted by law.  The titles for the paragraphs are for convenience only and are not to be considered in construing this Amendment.  This Amendment contains all of the agreements of the parties with respect to the subject matter hereof and supersedes all prior dealings between them with respect to such subject matter.  No delay or omission on the part of either party to this Amendment in requiring performance by the other party or exercising any right hereunder shall operate as a waiver of any provision hereof or any rights hereunder, and no waiver, omission or delay in requiring performance or exercising any right hereunder on any one occasion shall be construed as a bar to or waiver of such performance or right on any future occasion.

5.Counterparts and Authority.  This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Sublessor and Subtenant each warrant to the other that the person or persons executing this Amendment on its behalf has or have authority to do so and that such execution has fully obligated and bound such party to all terms and provisions of this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment is entered into as of the Effective Date.

SUBLESSOR:	HOMOLOGY MEDICINES, INC., Delaware corporation By: /s/ Arthur Tzianabos__________________________ Name: Arthur Tzianabos, Ph.D. Title: President and Chief Executive Officer
SUBTENANT:	Stoke Therapeutics, INC., a Delaware corporation By: /s/ Huw M. Nash_____________________________ Name: Huw M. Nash Title: COO & CBO

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